Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial data of Perrigo and PBM were derived from the consolidated financial statements of Perrigo (which are available in Perrigo’s Quarterly report on Form 10-Q for the quarter ended December 26, 2009 that was previously filed with the SEC on February 2, 2010 and Perrigo’s Annual Report on Form 10-K for the fiscal year ended June 27, 2009 that was previously filed with the SEC on August 18, 2009) and PBM (which are included and incorporated by reference elsewhere in this Current Report on Form 8-K/A) and should be read in conjunction with those financial statements and the notes thereto. The fiscal period end dates are those of Perrigo. PBM’s historical financial statements are on a calendar year end. Certain reclassifications have been made to the historical presentation of PBM to conform to the presentation used in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations for the six months ended December 26, 2009, combines information from the unaudited historical condensed consolidated statement of operations of Perrigo for the six months ended December 26, 2009, with the unaudited historical condensed combined statement of operations of PBM for the six months ended December 31, 2009. This unaudited condensed combined statement of operations of PBM for the six months ended December 31, 2009 has been prepared from the audited historical statement of operations for the year ended December 31, 2009, after subtracting the results for the unaudited six-month period ended June 30, 2009. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 27, 2009 combines information from the audited historical consolidated statement of operations of Perrigo for the fiscal year ended June 27, 2009 with the unaudited condensed statement of operations of PBM for the twelve months ended June 30, 2009. This unaudited condensed statement of operations of PBM for the twelve months ended June 30, 2009 has been prepared by adding the results for the unaudited six-month period ended December 31, 2008 to the audited statement of operations for the year ended December 31, 2009, after subtracting the results for the unaudited six-month period ended December 31, 2009. The pro forma statements of operations assume the transaction closed on June 29, 2008, which is the first day of Perrigo’s fiscal year ended June 27, 2009. The unaudited pro forma condensed combined balance sheet combines information from the unaudited historical condensed consolidated balance sheet of Perrigo as of December 26, 2009 with the audited historical condensed combined balance sheet of PBM as of December 31, 2009, and assumes that the transaction closed on December 26, 2009.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. The allocation of the purchase price as reflected in these unaudited pro forma condensed combined financial statements has been based upon preliminary estimates of the fair values of assets acquired and liabilities assumed as of the date of the acquisition. In that preliminary assessment, management has considered, among other things, the advice of independent valuation specialists retained by the Company. This preliminary allocation of the purchase price is dependent upon certain estimates and assumptions, which have been made solely for the purpose of developing such unaudited pro forma condensed combined financial statements. The purchase price allocation will be finalized after the Company completes its valuation and assessment process using all available data. Differences between the preliminary and final purchase price allocation could, but are not expected to, have a material impact on the accompanying unaudited pro forma condensed combined financial statements. All known revisions to the purchase price allocation will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2010 (“fiscal 2010 10-K”). The allocation within the fiscal 2010 10-K will differ from the allocation within this Amendment No. 1 to Current Report on Form 8-K/A (the “Amended Report”) as the pro forma adjustments in this Amended Report are based on the PBM balance sheet as of December 31, 2009, whereas the fiscal 2010 10-K acquisition accounting will be based on the PBM balance sheet as of April 30, 2010, which is the date of the transaction closing.

The unaudited pro forma condensed combined financial statements were prepared using the assumptions described below and in the related notes. The historical consolidated financial information has been adjusted to give effect to pro forma events that are:

•	directly attributable to acquisitions;

•	factually supportable; and

•	with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements do not include liabilities resulting from integration planning, as these are not presently estimable, and do not include certain cost savings or operating synergies that may result from the acquisition, as such amounts are not currently determinable. In addition, no transactions fees and expenses have been reflected in the unaudited pro forma condensed combined financial statements below as they do not have a continuing impact on the combined results of Perrigo and PBM. Transaction fees and expenses incurred by the Company related to the PBM Merger approximated $11 million.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what Perrigo’s results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project Perrigo’s future results of operations or financial position.

PERRIGO COMPANY

UNAUDITED PRO FROMA CONDENSED COMBINED BALANCE SHEET

As of December 26, 2009

(in thousands)

	Perrigo	PBM	Pro Forma Adjustments		Pro Forma Combined Group
Assets
Current assets
Cash and cash equivalents	$303,482	$26,167	$(26,167	) a	$110,482
			(193,000	) b1
Investment securities	562	—	—		562
Accounts receivable, net	345,941	20,239	—		366,180
Inventories	416,475	28,959	9,368	b2	454,802
Current deferred income taxes	41,247	—	—		41,247
Income taxes refundable	6,388	—	—		6,388
Prepaid expenses and other current assets	23,529	8,175	(6,638	) c	25,066
Current assets of discontinued operations	70,992	—	—		70,992

Total current assets	1,208,616	83,540	(216,437)		1,075,719
Property and equipment, net	362,908	57,827	4,257	b3	424,992
Restricted cash	400,000	—	—		400,000
Goodwill and other indefinite-lived intangible assets	276,283	—	334,213	b4	610,496
Other intangible assets, net	210,889	9,804	(9,804	) b5	593,389
			382,500	b6
Non-current deferred income taxes	56,774	—	—		56,774
Other non-current assets	54,568	2,301	(2,227	) c	54,642

	$2,570,038	$153,472	$492,502		$3,216,012

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$263,316	$15,067	$(1,197	) d	$277,186
Payroll and related taxes	79,856	—	—		79,856
Accrued customer programs	63,927	—	—		63,927
Accrued liabilities	55,430	20,867	(2,475	) a	72,444
			(1,378	) d
Accrued income taxes	10,434	—			10,434
Current deferred income taxes	17,217	—	—		17,217
Current portion of long-term debt	18,053	2,026	(2,026	) a	18,053
Current liabilities of discontinued operations	24,890	—	—		24,890

Total current liabilities	533,123	37,960	(7,076)		564,007
Non-current liabilities
Long-term debt, less current portion	825,000	161,998	615,000	b1	1,440,000
			(161,998	) a
Non-current deferred income taxes	114,399	—	—		114,399
Other non-current liabilities	106,261	90	—		106,351

Total non-current liabilities	1,045,660	162,088	453,002		1,660,750
Shareholders’ equity	991,255	(46,576)	46,576	b7	991,255

	$2,570,038	$153,472	$492,502		$3,216,012

See accompanying notes to unaudited pro forma condensed combined financial statements.

PERRIGO COMPANY

UNAUDITED PRO FROMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended December 26, 2009

(in thousands, except per share amounts)

	Perrigo	PBM	Pro Forma Adjustments		Pro Forma Combined Group
Net sales	$1,111,169	$130,134	$—		$1,241,303
Cost of sales	750,230	72,162	6,223	e	828,501
			210	f
			(324	) g

Gross profit	360,939	57,972	(6,109)		412,802

Operating expenses
Distribution	13,533	1,989	—		15,522
Research and development	39,232	3,075	—		42,307
Selling and administration	123,137	28,071	6,052	e	156,403
			(857	) g

Subtotal	175,902	33,135	5,195		214,232

Write-off of in-process research and development	14,000	—	—		14,000

Total	189,902	33,135	5,195		228,232

Operating income	171,037	24,837	(11,304)		184,570
Interest, net	12,214	6,706	11,963	h	24,177
			(6,706	) i
Other income, net	(230)	(189)	—		(419)

Income from continuing operations before income taxes	159,053	18,320	(16,561)		160,812
Income tax expense	44,792	—	668	j	45,460

Income from continuing operations	$114,261	$18,320	$(17,229)		$115,352

Earnings per share from continuing operations
Basic	$1.25				$1.26
Diluted	$1.23				$1.24
Weighted average shares outstanding
Basic	91,646				91,646
Diluted	93,018				93,018

See accompanying notes to unaudited pro forma condensed combined financial statements.

PERRIGO COMPANY

UNAUDITED PRO FROMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended June 27, 2009

(in thousands, except per share amounts)

	Perrigo	PBM	Pro Forma Adjustments		Pro Forma Combined Group
Net sales	$2,006,862	$266,408	$—		$2,273,270
Cost of sales	1,410,865	147,297	11,052	e	1,568,837
			420	f
			(797	)g

Gross profit	595,997	119,111	(10,675)		704,433

Operating expenses
Distribution	24,203	3,719	—		27,922
Research and development	77,922	3,122	—		81,044
Selling and administration	231,639	47,054	10,746	e	287,725
			(1,714	)g

Subtotal	333,764	53,895	9,032		396,691

Write-off of in-process research and development	279	—	—		279
Restructuring	14,647	—	—		14,647

Total	348,690	53,895	9,032		411,617

Operating income	247,307	65,216	(19,707)		292,816
Interest, net	27,154	13,415	23,925	h	51,079
			(13,415	)i
Other expense, net	1,269	459	—		1,728
Investment impairment	15,104	—	—		15,104

Income from continuing operations before income taxes	203,780	51,342	(30,217)		224,905
Income tax expense	62,682	—	8,028	j	70,710

Income from continuing operations	141,098	51,342	(38,245)		154,195
Less: Net loss attributable to noncontrolling interest	—	295	—		295

Income from continuing operations attributable to shareholders	$141,098	$51,637	$(38,245)		$154,490

Earnings per share from continuing operations
Basic	$1.53				$1.68
Diluted	$1.51				$1.65
Weighted average shares outstanding
Basic	92,183				92,183
Diluted	93,629				93,629

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

1) Description of Transaction

Effective April 30, 2010, pursuant to the Merger Agreement dated as of March 22, 2010 by and among the Company, PBM Holdings, Inc. (“Holdings”), PBM Nutritionals, LLC (“Nutritionals” and together with Holdings, “PBM”), Pine Holdings Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Holdings Merger Sub”), Pine Nutritionals Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Nutritionals Merger Sub” and together with Holdings Merger Sub, the “Merger Subs”), and PBM Stakeholders, LLC, as the representative of the Stakeholders (the “Merger Agreement”), (i) Holdings Merger Sub merged with and into Holdings, with Holdings surviving as a wholly-owned subsidiary of the Company; and (ii) Nutritionals Merger Sub merged with and into Nutritionals, with Nutritionals surviving as a wholly-owned subsidiary of the Company (collectively, the “Mergers”).

Pursuant to the Merger Agreement and as a result of the Mergers, the Company paid PBM’s stockholders, option holders, stock appreciation rights holders, unitholders and unit appreciation rights holders (collectively, the “Stakeholders”) an aggregate purchase price of $839,316, which included cash acquired as of the transaction date of $31,316, subject to certain working capital and other adjustments as provided in the Merger Agreement (the “Merger Consideration”). The Company assumed no debt as part of the transaction. The amount of the Merger Consideration was determined as a result of negotiations between the Company and PBM. For purposes of the accompanying unaudited pro forma condensed combined financial statements, no working capital or other adjustments have been included in the aggregate purchase price as these amounts are currently in the process of being finalized. Accordingly, the aggregate purchase price for accounting purposes as presented in the unaudited pro forma condensed combined financial statements is $808,000, net of cash acquired. Any subsequent adjustments to this purchase price will be reflected in the Company’s Annual Report on Form 10-K for the year ended June 26, 2010 and subsequent Quarterly Reports on Form 10-Q, as applicable. The Company paid the full amount of the Merger Consideration in cash, funded through a combination of cash on hand, borrowings under the Company’s existing senior financing facilities, and additional senior debt issued pursuant to the First Supplement to the Note Agreement (as defined and described in Item 2.03 of the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2010).

2) Purchase Price Allocation

These unaudited pro forma condensed combined financial statements reflect a preliminary allocation of the purchase price as if the transaction had been completed on June 29, 2008 with respect to the statements of operations, and December 26, 2009, with respect to the balance sheet. The preliminary allocation is subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed. The estimated purchase price of $839,316, including cash acquired as of the transaction date, has been preliminarily assigned to the net tangible and intangible assets acquired as follows:

Purchase price allocation to net tangible and intangible assets acquired and to goodwill:
Net tangible assets at fair value	$121,235
Identifiable intangible assets	382,500
Excess of purchase price over the fair values of net assets acquired – classified as goodwill	335,581

Total purchase price, including cash acquired	$839,316

3) Pro Forma Financial Statement Adjustments

Adjustments included in the columns “Pro Forma Adjustments” to the accompanying unaudited pro forma condensed combined financial statements reflect the following:

a) Represents an adjustment to reflect the pay-off of PBM's long-term debt (inclusive of accrued interest) and fair value of interest rate swaps in conjunction with the closing of the transaction, assuming the use of all PBM cash on hand at December 31, 2009.

b) Represents the preliminary adjustment to record the Company’s acquisition of PBM. This includes:

b1)	the funding of the $808,000, purchase price net of cash acquired as of the transaction date, through a combination of cash on hand, utilization of the Company’s existing credit facilities, and new long-term debt financing;

b2)	the estimated fair value adjustment to step up inventory acquired to fair value. The Company will expense the increase in valuation of PBM’s inventory as the acquired inventory is sold, which for purposes of these unaudited pro forma condensed combined financial statements is assumed to have occurred within the first year post-acquisition. However, as there is no continuing impact of the inventory step-up on the combined entity results, the increased cost is not included in the unaudited pro forma condensed combined statement of operations;

b3)	the estimated fair value adjustment to property and equipment. The final estimated fair value of property and equipment may change as valuations are finalized;

b4)	the preliminary adjustment to record the excess of the purchase price over the fair value of net assets acquired, which excess has been recorded as goodwill;

b5)	an adjustment to remove PBM's historical intangible assets from the balance sheet;

b6)	an adjustment to record the preliminary estimated fair value of acquired definite-lived intangible assets. The final estimated fair value, estimated useful lives and amortization methodology of the definite-lived intangible assets may change as valuations are finalized; and

	Amount	Assumed Amortizable Life
Non-formula technology	$4,200	15 years
Formulations	107,000	10 years
Trade names and trademarks	1,900	25 years
Contract manufacturing agreements	18,000	20 years
Customer relationships	250,000	20 years
Non-competition agreements	1,400	5 years

Total intangible assets included in pro forma adjustment	$382,500

b7)	an adjustment to remove PBM's historical equity from the balance sheet.

c) Represents adjustments to remove from the balance sheet certain assets not acquired in the transaction.

d) Represents adjustments to remove from the balance sheet certain liabilities not assumed in the transaction.

e) To record amortization expense related to the estimated value of acquired identifiable intangible assets, which are being amortized over their estimated useful lives of 5 to 25 years, of $21,798 in fiscal 2009 and $12,275 in the first six months of fiscal 2010.

f) To record additional depreciation expense related to the step-up of property and equipment to fair value.

g) To record the elimination of PBM’s historical amortization expense as pro forma amortization is based on the values in “b6” above.

h) To record interest expense (on $200,000 at 1.0125% on the Company’s existing credit facility and on $415,000 at 5.28% on the new long-term debt financing) of $23,925 in fiscal 2009 and $11,963 in the first six months of fiscal 2010.

i) To record the elimination of PBM’s historical interest expense.

j) To record the income tax effect on both the unaudited pro forma condensed combined statement of operations adjustments and historical taxable income generated by PBM in the applicable periods using a statutory rate of 38%. Prior to the acquisition, PBM had elected by consent of its members and stockholders to be taxed under the provisions of either Subchapters K or S of the Internal Revenue Code and was therefore not subject to federal or any material state income tax. In lieu of corporate income taxes, the members and stockholders of PBM were taxed on their proportionate share of PBM’s taxable income.